Exhibit 10.2

__________, 2018

Boxwood Merger Corp.
1112 Montana Avenue, Suite 901
Santa Monica, CA 90403

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Boxwood Merger Corp., a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Macquarie Capital (USA) Inc., as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 28,750,000 of the Company’s units (including up to 3,750,000 units that may be purchased pursuant to the Underwriters’ option to purchase additional units) (each, a “Unit”), each Unit comprised of one share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boxwood Sponsor, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each such other undersigned individual, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.          The Sponsor and each Insider agrees that (a) if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval; and (b) if the Company engages in a tender offer in connection with a proposed Business Combination, it, he or she shall not sell any shares of Common Stock to the Company in connection therewith.

2.          The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering, or such longer period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of amounts released for payment of taxes) earned on the funds in the Trust Account divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her, provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to complete a Business Combination within 24 months of the completion of the Public Offering. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3.          Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, but except as described in paragraph 7(c) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, hypothecate, pledge or grant any option to purchase or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Capital Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such transaction. Each of the Sponsor and the Insiders acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release.

4.          In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within 24 months from the closing of the Public Offering, the Sponsor (which for purposes of clarification shall not extend to any direct or indirect members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Shares and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share due to reductions in the value of the trust assets, less the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, (y) shall not apply to any claims by a third party (including a Target) who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

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5.          To the extent that the Underwriters do not exercise their option to purchase up to an additional 3,750,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 937,500, multiplied by a fraction, (i) the numerator of which is 3,750,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 3,750,000. The forfeiture will be adjusted to the extent that the Underwriters' option to purchase additional Units is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (not including shares of Common Stock underlying the Private Placement Units (as defined below) and assuming no Initial Stockholder purchases units in the Public Offering). The Sponsor further agrees that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a stock dividend, stock split or share repurchase or contribution (or other similar action) back to capital, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Stockholders at 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (not including shares of Common Stock underlying the Private Placement Units (as defined below) and assuming no Initial Stockholder purchases units in the Public Offering). In connection with any such increase or decrease in the size of the Public Offering, (a) the references to 3,750,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 937,500 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order to hold (together with the other Initial Stockholders) an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (not including shares of Common Stock underlying the Private Placement Units (as defined below) and assuming no Initial Stockholder purchases units in the Public Offering).

6.          (a)          The Sponsor and each Insider agrees not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until the Company has (i) entered into a definitive agreement regarding its initial Business Combination or (ii) failed to complete a Business Combination within 24 months after the closing of the Public Offering. For the avoidance of doubt, neither Macquarie Group Limited nor any of its affiliates (other than the Sponsor) are bound by this prohibition.

(b)          The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.          (a)          Except as described below, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

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(b)          Except as described below, the Sponsor and each Insider agrees that it, he or she shall not effectuate any Transfer of Private Placement Units (or any securities underlying the Private Placement Units, including the shares of Common Stock and Private Placement Warrants included in the Private Placement Units), Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants (collectively with the Founder Shares and the shares of Common Stock issuable upon conversion thereof, the “Securities”), until 30 days after the completion of an Initial Business Combination (the “Private Placement Securities Lock-up Period” and, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)          Notwithstanding the provisions set forth in paragraphs 3, 7(a) and 7(b), Transfers of the Securities that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (i) to affiliates of the Sponsor, to any of the Company’s officers or directors, to officers, directors, members or beneficial owners of the Sponsor, to any affiliates or family members of any of the foregoing or to any trust where any of the foregoing is the primary beneficiary; (ii) in the case of any beneficial owner of the Sponsor or an individual, by gift to a member of one of the members of the beneficial owners of the Sponsor or individual’s immediate family, to a trust, the beneficiary of which is a member of one of the beneficial owners of the Sponsor or individual’s immediate family, an affiliate of any such person or beneficial owner, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the applicable securities were originally purchased; (vi) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (vii) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; (viii) by virtue of the laws of Delaware or the Sponsor’s amended and restated limited liability company agreement upon dissolution of the Sponsor; or (ix) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of its initial Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the restrictions herein.

8.          The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.          Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Limited Payments to Insiders.”

10.         The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

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11.         As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 7,187,500 shares of the Company’s Class F common stock, par value $0.01 per share (or 6,250,000 shares if the Underwriters’ option to purchase additional units is not exercised) initially held by the Initial Stockholders; (iii) “Initial Stockholders” shall mean the Sponsor and any other holder of Founder Shares immediately prior to the Public Offering; (iv) “Private Placement Units” shall mean the 275,000 units (or 300,000 units if the Underwriters’ option to purchase additional Units is exercised in full), each consisting of one share of Common Stock and one-half of one Private Placement Warrant, proposed to be acquired by the Sponsor, for an aggregate purchase price of $2,750,000 (or $3,000,000 if the Underwriters’ option to purchase additional Units is exercised in full), or $10.00 per Private Placement Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 4,250,000 shares (or 4,750,000 shares if the Underwriters’ option to purchase additional Units is exercised in full) of Common Stock of the Company proposed to be acquired by the Sponsor, for an aggregate purchase price of $4,250,000 (or $4,750,000 if the Underwriters’ option to purchase additional Units is exercised in full), or $1.00 per Private Placement Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; (vii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (viii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares.

12.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company, the Sponsor and any Insider that is subject of any such change, amendment, modification or waiver.

13.         No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.         Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraphs 3 and 7, which such paragraph shall not be amended or modified without the written consent of the Representatives.

15.         This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.         This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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17.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by April 30, 2019; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

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Sincerely,

BOXWOOD SPONSOR, LLC

By:
Name:	Stephen M. Kadenacy
Title:	Manager

By:
Name:	Jin Chun
Title:	Manager

By:
Name:	Stephen M. Kadenacy

By:
Name:	Joseph E. Reece

By:
Name:	Richard A. Gadbois

By:
Name:	Alan P. Krusi

By:
Name:	Daniel E. Esters

By:
Name:	Duncan Murdoch

By:
Name:	David Lee

[Signature Page to Letter Agreement]